UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 23, 2014

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Reports is incorporated by reference herein.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 23, 2014, LightPath Technologies, Inc. (the “Company”) entered into a Amended and Restated Loan and Security Agreement (the “LSA”) with Avidbank (“Lender”) for an invoice-based working capital revolving line of credit (the “Revolving Line”). The LSA amends and restates that certain Loan and Security Agreement between the Company and the Lender dated September 30, 2013. Pursuant to the LSA, the Lender will, in its discretion, make loan advances to the Company up to a maximum aggregate principal amount outstanding not to exceed the lesser of (i) One Million Dollars ($1,000,000) or (ii) eighty percent (80%) (the “Maximum Advance Rate”) of the aggregate balance of the Company’s eligible accounts receivable, as determined by Lender in accordance with the LSA. The Lender may, in its discretion, elect to not make a requested advance, determine that certain accounts are not eligible accounts, change the Maximum Advance Rate or apply a lower advance rate to particular accounts and terminate the LSA.

Amounts borrowed under the Revolving Line may be repaid and re-borrowed at any time prior to December 23, 2015, at which time all amounts shall be immediately due and payable. The advances under the Revolving Line bear interest, on the outstanding daily balance, at a per annum rate equal to one percent (3%) above the Prime Rate. Interest payments are due and payable on the last business day of each month. Payments received with respect to accounts upon which advances are made will be applied to the amounts outstanding under the LSA.

The Company’s obligations under the LSA are secured by a first priority security interest (subject to permitted liens) in cash, US inventory and accounts receivable. In addition, the Company’s wholly-owned subsidiary, Geltech, Inc. (“Geltech”) has guaranteed the Company’s obligations under the LSA.

The LSA contains customary covenants, including, but not limited to: (i) limitations on the disposition of property; (ii) limitations on changing the Company’s business or permitting a change in control; (iii) limitations on additional indebtedness or encumbrances; (iv) restrictions on distributions; and (v) limitations on certain investments.

Late payments are subject to a late fee equal to the lesser of five percent (5%) of the unpaid amount or the maximum amount permitted to be charged under applicable law. Amounts outstanding during an event of default accrue interest at a rate of five percent (5%) above the interest rate applicable immediately prior to the occurrence of the event of default. The LSA contains other customary provisions with respect to events of default, expense reimbursement, and confidentiality.

The foregoing description of the LSA does not purport to be complete and is qualified in its entirety by reference to the LSA and Guaranty copies of which are filed as Exhibit 10.1and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01

Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 24, 2014	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, Chief Financial Officer

Exhibit Index

Exhibit No.

Description

EX-10.1

Amended and Restated Loan and Security Agreement dated December 23, 2014 by and between LightPath Technologies, Inc. and Avidbank

EXH-10.2

Unconditional Guaranty of Geltech, Inc.